Exhibit 16


                              POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MDT SERIES and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of MDT All Cap Core Fund, MDT Tax Aware/All Cap Core Fund, MDT Large Cap Growth Fund, MDT Mid Cap Growth Fund, MDT Small Cap Core Fund, MDT Small Cap Growth Fund, MDT Small Cap Value Fund and MDT Balanced Fund, portfolios of MDT Funds, into Federated MDT All Cap Core Fund, Federated MDT Tax Aware/All Cap Core Fund, Federated MDT Large Cap Growth Fund, Federated MDT Mid Cap Growth Fund,
Federated  MDT Small Cap Core  Fund,  Federated  MDT  Small Cap  Growth  Fund,
Federated MDT Small Cap Value Fund and Federated MDT Balanced Fund, respectively, portfolios of Federated MDT Series and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----




/s/ John F. Donahue
John F. Donahue                     Trustee                    August 10, 2006



/s/ J. Christopher Donahue
J. Christopher Donahue              President and Trustee
                                    (Principal Executive Officer)August 10, 2006



/s/ Richard A. Novak
Richard A. Novak                    Treasurer
                                    (Principal Financial Officer)August 10, 2006



/s/ Thomas G. Bigley
Thomas G. Bigley                    Trustee                    August 10, 2006



/s/ John T. Conroy, Jr.
John T. Conroy, Jr.                 Trustee                    August 10, 2006



Nicholas P. Constantakis
Nicholas P. Constantakis            Trustee                    August 10, 2006


Federated MDT Series - Power of Attorney for Proposed Reorganization of MDT Funds into Federated MDT Series
Page 2



/s/ John F. Cunningham
John F. Cunningham                  Trustee                    August 10, 2006



/s/ Lawrence D. Ellis
Lawrence D. Ellis, M.D.             Trustee                    August 10, 2006



/s/ Peter E. Madden
Peter E. Madden                     Trustee                    August 10, 2006



/s/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.           Trustee                    August 10, 2006



/s/ John E. Murray, Jr.
John E. Murray, Jr.                 Trustee                    August 10, 2006



/s/ Marjorie P. Smuts
Marjorie P. Smuts                   Trustee                    August 10, 2006



/s/ John S. Walsh
John S. Walsh                       Trustee                    August 10, 2006



/s/ James F. Will
James F. Will                       Trustee                    August 10, 2006